EXHIBIT 10.31

                                                         EXECUTION COPY


                       CORPORATE GUARANTY AGREEMENT


          THIS CORPORATE GUARANTY AGREEMENT (this "Agreement") dated as of March 08, 1996, is between AAMES FINANCIAL CORPORATION, a Delaware corporation (the "Guarantor"), and C.I.T. LEASING CORPORATION, a Delaware corporation ("CIT").


                             W I T N E S S E T H:


     WHEREAS, CIT has agreed to purchase one (1) Gulfstream Model III Aircraft, manufacturer's serial number 428 (the "Aircraft"), which is subject to the Aircraft Lease Agreement dated as of March __, 1996 (the "Lease," capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease) between CIT, as lessor and Oxford Aviation Corporation, Inc., as lessee (the "Lessee");

     WHEREAS, the agreement by CIT to lease the Aircraft to Lessee is conditioned upon the Guarantor entering into a guaranty in the form hereof;

     WHEREAS, because the Guarantor will derive benefit from the transactions contemplated by the Operative Documents, the Guarantor has agreed to guarantee the Obligations on the terms set forth in this Agreement; and

     WHEREAS, in order to induce CIT to enter into the Lease, the Guarantor is willing to execute and deliver this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. The Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment by the Lessee of any and all amounts owed to CIT (including without limitation all payments of Basic Rent and all Supplemental Payments), and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Lessee, under or pursuant to the Operative Documents. All obligations of the Lessee guaranteed by the Guarantor in this Section 1 shall be collectively referred to as the "Obligations". The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any extension or renewal of an Obligation.

          SECTION 2. The Guarantor waives presentment to, demand of payment from and protest to the Lessee of any of the Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of CIT to assert any claim or demand or to enforce or exercise any right or remedy against the Lessee or the Guarantor under the provisions of any Operative Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of any Operative Document, or (c) the release of any security, if any, held by CIT for the Obligations or any of them.

     SECTION 3. The Guarantor further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by CIT to any security, if any, held by CIT for payment of the Obligations.

     SECTION 4. The obligations of the Guarantor hereunder shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any setoff, counterclaim, deduction, diminution, withholding, abatement, suspension, deferment, reduction, recoupment, termination or defense (other than full and strict indefeasible satisfaction of the Obligations) whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be released, discharged or impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Lessee, the Guarantor or CIT has knowledge or notice thereof or consents thereto) which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations) including, without limitation:

          (a) any termination, amendment, modification, addition, deletion or supplement to or other change to any of the terms of any Operative Document, or any other instrument or agreement applicable to any of the parties hereto or thereto, or any assignment or transfer of any thereof, or any furnishing or acceptance of security or any additional guaranty, or any release of any security, for any Obligations or the obligations of the Guarantor hereunder or thereunder, or the failure of any security or the failure of any Person to perfect any interest in any collateral;

          (b) any failure, forbearance, omission or delay on the part of the Lessee or the Guarantor to conform or comply with any term of any Operative Document to which it is a party or any other instrument or agreement, or any failure to give notice to the Lessee or the Guarantor of the occurrence of an Event of Default or any Default occurring under the Lease;

          (c) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Operative Document, or any other waiver, consent, extension, forbearance, renewal, indulgence, compromise, release, settlement, refunding or other action or inaction under or in respect of any Operative Document or any other instrument or agreement, or under or in respect of any obligation or liability of the Lessee or the Guarantor, any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

          (d) any extension of the time for payment of the principal of or interest on any Obligation, or of the time for performance of any other obligations, covenants or agreements under or arising out of any Operative Document or the extension or the renewal of any thereof;

          (e) the exchange, surrender, substitution or modification of, or the furnishing of any additional collateral or security for the obligations under, any Operative Document;

          (f) to the extent permitted by applicable Law, any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, arrangement, adjustment, readjustment, composition, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to the Lessee or the Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding (including, without limitation, any automatic stay incident to any such proceeding);

          (g) any limitation on the liability or obligations of the Lessee or the Guarantor under any Operative Document or any other instrument or agreement, which may now or hereafter be imposed by any statute, regulation, rule of law or otherwise, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any thereof;

          (h) any sale, lease or transfer of any of the assets of the Lessee or the Guarantor to any other Person;

          (i) to the extent permitted by applicable Law, any release or discharge, by operation of law, of the Lessee or the Guarantor from the performance or observance of any obligation, covenant or agreement contained in any Operative Document;

          (j) any suit or other action brought by any beneficiaries or creditors of, or by, the Lessee, the Guarantor or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of any Operative Document;

          (k) any lack or limitation of status or of power, incapacity or disability of the Lessee or the Guarantor or any trustee or agent thereof;

          (l) any failure, omission or delay on the part of CIT to enforce, assert or exercise any right, power or remedy conferred on it in any Operative Document, or any such failure, omission or delay on the part of CIT in connection with any Operative Document or any other action or inaction on the part of CIT; or

          (m) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge (including the release or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Lessee or the Guarantor, whether or not the Lessee or the Guarantor shall have notice or knowledge of the foregoing).

     SECTION 5. The Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded, invalidated, declared to be fraudulent or preferential, or must otherwise be returned, refunded, repaid or restored by CIT upon the bankruptcy or reorganization of the Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Lessee or the Guarantor, or otherwise, all as though such payments had not been made.

     SECTION 6. In furtherance of the foregoing and not in limitation of any other right which CIT has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Lessee to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by CIT, forthwith pay, or cause to be paid, to CIT, if and as appropriate, in cash the amount of such unpaid Obligation; PROVIDED, HOWEVER, that until the indefeasible payment in full of all the Obligations, the Guarantor shall not have any right by way of subrogation or otherwise as a result of the payment of any sums hereunder. The Guarantor agrees that it will never have, and hereby waives and disclaims, any claim or right against the Lessee by way of subrogation or otherwise in respect of any payment that the Guarantor may be required to make hereunder, to the extent that such claim or right would cause the Guarantor to be a "creditor" of the Lessee for purposes of Title 11 of the United States Code, as now or hereafter amended, or any other Federal, state or other bankruptcy, insolvency, receivership or similar Law, during the period of one year prior to filing of a petition thereunder by or against the Lessee. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for CIT, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to CIT in the exact form received by the Guarantor (duly endorsed by the Guarantor to CIT, if required), to be applied against the Obligations, whether matured or unmatured, in such order as CIT may determine.

     SECTION 7. The Guarantor agrees that, as between the Guarantor, on the one hand, and CIT, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Operative Documents for the purposes of the Guarantor's guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in the Operative Documents, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for purposes of this Agreement.

     SECTION 8.  The Guarantor warrants and represents that:

          (a) The Guarantor is a corporation duly organized, validly existing and in good standing in the State of Delaware, is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of its property or the nature of its activities make such qualifications necessary other than those jurisdictions in which the failure to be so qualified would not have a materially adverse effect on its business or the performance of its obligations under the Operative Documents to which it is a party, and has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as now conducted except for matters which are not material in the aggregate, to own and operate its assets and to enter into and perform its obligations under the Operative Documents to which it is a party.

          (b) The Operative Documents to which the Guarantor is a party have been duly authorized, executed and delivered by the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with the respective terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar Laws generally affecting creditors' rights, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (c) The execution and delivery by the Guarantor of the Operative Documents to which it is a party and compliance by the Guarantor with all of the provisions thereof (i) are within the corporate powers of the Guarantor and all necessary corporate action has been taken to authorize the same, and (ii) do not and will not contravene any Law, governmental rule or regulation, or any order of any court or Governmental Authority or agency applicable to or binding on the Guarantor or contravene or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its certificate of incorporation or its by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its property may be bound or affected.

          (d) There are no proceedings pending or, to the knowledge of the Guarantor, threatened, and to the knowledge of the Guarantor there is no existing basis for any such proceedings, against or affecting the Guarantor or any of its subsidiaries in or before any court or before any Governmental Authority or arbitration board or tribunal which has a reasonably likelihood of being adversely determined and, if adversely determined might individually or in the aggregate materially and adversely affect the business, prospects, profits or condition (financial or otherwise) of the Guarantor and its subsidiaries taken as a whole or impair the ability of the Guarantor to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

          (e) No authorization, approval, consent or other action by, and no notice to or filing with, any Person or any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of the Operative Documents to which it is a party.

          (f) The Guarantor's chief executive office (as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction) and principal place of business, is 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010.

          (g) The Guarantor is solvent, able to meet its debts as they become due, and the fair market value of its assets exceeds the aggregate amount of its debts and liabilities as they become due, and the consummation of the transactions contemplated hereby and in the Operative Documents to which it is a party will not adversely affect the financial condition of the Guarantor.

          (h) All tax returns required to be filed by the Guarantor and its subsidiaries in any jurisdiction have in fact been filed, and each of the Guarantor and its subsidiaries has paid or caused to be paid all taxes, assessments, fees and other governmental charges which have become due pursuant to such returns or pursuant to any assessment received by it; PROVIDED, HOWEVER, that such payment shall not be required with respect to any such tax, assessment, fee or other governmental charge so long as (i) the validity, amount or applicability thereof shall be contested in good faith by appropriate proceedings and the Guarantor or such subsidiary, as applicable, shall set aside on its books adequate reserves as required by generally accepted accounting principles with respect thereto or (ii) in the case of any such tax, assessment, fee or other governmental charge, such payment may lawfully be made at a later date without incurring a material penalty or material obligation to pay interest with respect thereto. The Guarantor does not have any knowledge of any actual or proposed deficiency or additional assessment in conjunction therewith which either in any case or in the aggregate would be materially adverse to the Guarantor or any of its subsidiaries and the charges, accruals and reserves on the books of the Guarantor and its subsidiaries in respect of Federal, state, local or foreign taxes for all such years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

          (i) The audited consolidated financial statements of the Guarantor and its subsidiaries as at June 30, 1995 and for the twelve-month period ended on such date and the 10-Q for the six months ended December 31, 1995, certified by the chief financial officer of the Guarantor, copies of which have heretofore been furnished to CIT, are complete and correct and present fairly the consolidated financial condition of the Guarantor and its subsidiaries as at December 31, 1995 and the consolidated results of their operations and changes in their financial position for the fiscal quarter period then ended (subject to normal year-end audit adjustments). Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles. None of the Guarantor or any of its subsidiaries has any material contingent liability or liability for taxes, long-term lease or forward or long-term commitment except as set forth in the financial statements of the Guarantor for the fiscal quarter ended December 31, 1995 or as arising in the ordinary course of business (which liabilities, either alone nor in the aggregate, have a material adverse effect on the business, operations, assets, financial or other condition of the Guarantor and its subsidiaries taken as a whole).

          (j) Since December 31, 1995 there has been no material adverse change in the business, operations, assets or financial or other condition of the Guarantor and its subsidiaries taken as a whole, as such condition was reflected in the financial statements dated June 30, 1995 for the twelve (12) month period then ended.

          (k) The Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (l) All representations and warranties contained in any of the Operative Documents which were made by the Guarantor are true and correct on and as of the date hereof and will be true and correct in all material respects on the Acceptance Date as though made on such date.

          SECTION 9.  The Guarantor covenants that it will:

          (a) Furnish to CIT (i) annual consolidated balance sheets and profit and loss statements of Guarantor and its subsidiaries, which financial reports of Guarantor and its subsidiaries shall be accompanied, at CIT's request, by the audit report of Guarantor's certified public accountant within one-hundred twenty (120) days after the end of each fiscal year; and (ii) quarterly during the term of this Agreement, Guarantor's 10-Q filing as filed with the Securities and Exchange Commission within ninety (90) days after the end of each fiscal quarter.

          (b) Furnish to CIT (i) concurrently with the delivery of the financial statements referred to in Sections 9(a)(i) and 9(a)(ii), a certificate of the chief financial officer of the Guarantor stating that, to the best of his knowledge, the Guarantor during the period covered by such financial statements has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Operative Documents to be observed, performed or satisfied by it, and that such person has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (ii) promptly, such additional financial and other information (whether concerning the Guarantor or otherwise) as CIT may from time to time reasonably request.

          (c) Continue to engage in business of the same general type as now conducted by it, preserve, renew and keep in full force and affect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all contractual obligations and applicable Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its subsidiaries taken as a whole or upon its ability to perform its obligations hereunder.

          (d) Promptly give notice to CIT (i) of any litigation or proceeding affecting the Guarantor (A) in which the amount involved is $1,000,000 or more and not covered by insurance or (B) in which injunctive or similar relief is sought; (ii) of the occurrence of any Default or Event of Default or Event of Loss; (iii) of any (A) default or event of default under any material contractual obligation of the Guarantor, or (B) litigation, investigation or proceeding that may exist at any time between the Guarantor and any Governmental Authority that has a reasonable likelihood of being adversely determined and if adversely determined would have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor; and (iv) of any material adverse change in the business, operations, property or financial or other condition of the Guarantor and its subsidiaries taken as a whole. Each such notice shall be accompanied by a statement of the President or a Vice President of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor proposes to take with respect thereto.

          (e) Not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) unless the surviving or resulting corporation or the Person acquiring such assets, as the case may be, (i) has the same or greater net worth (determined in accordance with generally accepted accounting principles) after such merger, consolidation or sale as the Guarantor immediately prior to such merger, consolidation or sale, (ii) assumes in writing all of the obligations and liabilities of the Guarantor under this Agreement and the other Operative Documents to which it is a party by an instrument reasonably satisfactory in form and substance to CIT (unless, in the case of a merger, the Guarantor is the surviving corporation) and (iii) delivers a written opinion of counsel addressed to CIT, which counsel shall be reasonably satisfactory to CIT, to the effect that, after giving effect to such merger, consolidation or sale, as the case may be, each Operative Document to which the Guarantor is a party will constitute the legal, valid and binding obligation of the surviving or resulting corporation or the Person acquiring such assets, as the case may be, enforceable against such corporation or Person, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar Laws affecting creditors' rights generally from time to time in effect and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and such opinion shall also cover such other matters as may be reasonably requested by CIT; PROVIDED, HOWEVER, nothing in this paragraph (e) shall prohibit the Guarantor from merging into or consolidating with any of its Affiliates or permitting any of its Affiliates to merge into or consolidate with it or from selling, transferring, leasing or otherwise disposing of (in one transaction or a series of transactions) all or any substantial part of its assets to any of its Affiliates.

     SECTION 10. The guaranties made hereunder shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid and shall be reinstated to the extent provided in Section 5.

     SECTION 11. This Agreement and the terms, covenants and conditions hereof shall be binding upon the Guarantor and its successors and shall inure to the benefit of CIT and its successors and assigns. The Guarantor shall not be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement or the other Operative Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. CIT may without notice to the Guarantor assign or otherwise transfer any and all of its rights hereunder to any other person or entity which CIT has assigned its rights to under the Operative Documents, and such other person or entity shall thereupon become vested with all the benefits in respect hereof granted to CIT herein.

     SECTION 12. No failure on the part of CIT to exercise, and no delay in exercising, any right, power or remedy hereunder or under any Operative Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by CIT preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Operative Documents are cumulative and are not exclusive of any other remedies provided by Law. CIT shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by CIT.

     SECTION 13. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

     SECTION 14. All notices and other communications provided for herein shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid telex, TWX, telegram or telecopier (with messenger delivery specified in the case of a telegram, and in the case of a telex, TWX, telegram or telecopier, to be confirmed by registered or certified mail, postage prepaid) or by prepaid courier service, and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect to any matter) when delivered personally or otherwise actually received at their addresses set forth beneath their respective signatures below or at such other address as any such Person may designate by notice duly given in accordance with this Section 14 to the other parties.

     SECTION 15. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal, prohibited or unenforceable in any respect, no party hereto shall be required to comply with such provisions for so long as such provision is held to be invalid, illegal, prohibited or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal, prohibited or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal, prohibited or unenforceable provisions.

     SECTION 16. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be effective with respect to the Guarantor when a counterpart which bears the signature of the Guarantor shall have been delivered to CIT.

     SECTION 17. No term, covenant, agreement or condition of this Agreement may be amended or compliance herewith waived (either generally or in a particular instance and either retroactively or prospectively) except by one or more written instruments signed by CIT and, in the case of any amendment, by the Guarantor, PROVIDED, HOWEVER, no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

     SECTION 18. If an Event of Default shall have occurred and be continuing under any Operative Document, CIT is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all indebtedness at any time owing by CIT to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Agreement irrespective of whether or not CIT shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of CIT under this Section 18 are in addition to other rights and remedies (including other rights of setoff) which CIT may have.

     SECTION 19. If default shall be made in the performance of any of the Obligations, the Guarantor will also pay to CIT such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of CIT's rights under this Agreement, including reasonable fees and disbursements of counsel.

     SECTION 20. The guaranties of the Guarantor hereunder are continuing guaranties and shall apply to the Obligations whenever arising. Each default in the payment or performance of any of the Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs. The Guarantor will from time to time deliver, upon the reasonable request of CIT, an acknowledgment, reasonably satisfactory to CIT of the Guarantor's continued liability hereunder.

     SECTION 21. Any legal action or proceeding against the Guarantor with respect to this Agreement or any other Operative Document may be brought in such of the courts of competent jurisdiction of the State of New York in The City of New York or in the United States District Court for the Southern District of New York as CIT or its respective successors and assigns, as the case may be, may elect, and by execution and delivery of this Agreement and the other Operative Documents to which it is a party, the Guarantor irrevocably submits to the non-exclusive jurisdiction of such courts, and to appellate courts therefrom, for purposes of legal actions and proceedings hereunder and, in the case of any such legal action or proceeding brought in the above-named New York courts, hereby irrevocably consents, during such time, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the Guarantor at its address as provided herein, or by any other means permitted by applicable Law. If it becomes necessary for the purpose of service of process out of any such courts, the Guarantor shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that the Guarantor will at all times have an agent for service of process for the above purposes in New York, New York. To the extent permitted by Law, final judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Guarantor to
CIT) against the Guarantor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY OF THE ABOVE-NAMED COURTS OR FROM ANY LEGAL PROCESS THEREIN, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY, AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, (II) THAT IT OR ANY OF ITS PROPERTY IS IMMUNE FROM THE ABOVE DESCRIBED LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, OR OTHERWISE), (III) THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, OR (IV) ANY DEFENSE THAT WOULD HINDER OR DELAY THE LEVY, EXECUTION OR COLLECTION OF ANY AMOUNT TO WHICH EITHER PARTY HERETO IS ENTITLED PURSUANT TO A FINAL JUDGMENT OF ANY COURT HAVING JURISDICTION. NOTHING IN THIS SECTION 21 SHALL LIMIT ANY RIGHT OF CIT TO BRING ACTIONS, SUITS OR PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION. THE GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE AND HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO REQUEST A TRIAL BY JURY IN ANY ACTION RELATING TO THE OPERATIVE DOCUMENTS.

     SECTION 22. The Guarantor does hereby irrevocably appoint the New York, New York office of CT Corporation as its agent for the purpose of service of process in any action, suit, or proceeding arising out of this Agreement or the subject matter hereof or any transaction contemplated herein. A copy of any such process served on such agent shall be promptly forwarded by air courier by the person commencing such proceeding to Guarantor at its address set forth on the signature page hereof, but the failure of Guarantor to receive such copies shall not affect in any way the service of such process as aforesaid.
Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at its address set forth on the signature page hereof. Nothing herein shall affect the right to serve process in any other manner permitted by Law or shall limit the right of CIT to bring proceedings against the Guarantor in the courts of any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty as of the day and year first above written.

          AAMES FINANCIAL CORPORATION

          By:     /s/ John F.P. Lamb
                 ---------------------------------------------
          Name:  -------------------------------------------
          Title:  General Counsel

          Address for Notices:     3731 Wilshire Boulevard, 10th Floor
                                   Los Angeles, California 90010
                                   Attention:  Gregory J. Witherspoon
                                   Telephone:  213-351-6153
                                   Telecopier:  213-380-9365

          With a copy to:          3731 Wilshire Boulevard, 10th Floor
                                   Los Angeles, California 90010
                                   Attention:  John F. P. Lamb, Esq.
                                   General Counsel
                                   Telephone:  213-351-7577
                                   Telecopier:  213-487-5184

          C.I.T. LEASING CORPORATION


          By:   /s/ John F.P. Lamb
                 -------------------------------------------
          Name:  John F.P. Lamb
          Title: General Counsel.

          Address for Notices:     1620 West Fountainhead Parkway
                                   Suite 600
                                   Tempe, Arizona 85282
                                   Attention:  Vice President, Credit
                                   Telecopy No.:  602-858-1496

          With a copy to:          The CIT Group/Industrial Financing
                                   650 CIT Drive
                                   Livingston, New Jersey 07039
                                   Attention:  Chief Credit Officer
                                   Telecopy No.  201-740-5005